Exhibit 99.1

FS KKR Capital Corp. Announces First Quarter 2024 Results

Declares Second Quarter 2024 Distribution of $0.70 per share, Which When Combined with the Company’s Previously Declared

$0.05 per share Special Distribution, Results in a Total Second Quarter Distribution of $0.75 per share

PHILADELPHIA, PA AND NEW YORK, NY – May 8h, 2024 – FS KKR Capital Corp. (NYSE: FSK), or the Company, today announced its financial and operating results for the quarter ended March 31, 2024, and that its board of directors has declared a second quarter 2024 distribution of $0.70 per share, which when combined with the Company’s previously declared $0.05 per share special distribution, results in a total second quarter distribution of $0.75 per share.

Financial and Operating Highlights for the Quarter Ended March 31, 2024(1)

•	Net investment income of $0.76 per share, compared to $0.71 per share for the quarter ended December 31, 2023

•	Adjusted net investment income(2) of $0.73 per share, compared to $0.75 per share for the quarter ended December 31, 2023

•	Net asset value of $24.32 per share, compared to $24.46 per share as of December 31, 2023

•	Total net realized and unrealized loss of $0.14 per share, compared to a total net realized and unrealized loss of $0.39 per share for the quarter ended December 31, 2023

•	Adjusted net realized and unrealized loss(2) of $0.11 per share, compared to adjusted net realized and unrealized loss of $0.36 per share for the quarter ended December 31, 2023

•	Earnings per Share of $0.62, compared to Earnings per Share of $0.32 for the quarter ended December 31, 2023

•	Total purchases of $1,444 million versus $1,855 million of sales and repayments, including $190 million of sales to its joint venture Credit Opportunities Partners JV, LLC

•	Net debt to equity ratio(3) as December 31, 2023 was 109%, compared to 113% as of December 31, 2023

•	Paid cash distributions to stockholders totaling $0.75 per share(4)

“We had an active start to 2024, as FSK generated $0.73 per share of Adjusted Net Investment Income and an annualized ROE of 10%.” said Michael C. Forman, Chief Executive Officer & Chairman. “During the first quarter our investment activity increased, our liquidity position remained strong, and we made significant progress restructuring certain non-accruing investments. We believe the long-term earnings power of FSK continues to be healthy, and we have confidence in our ability to continue to reward shareholders with attractive distributions.”

Declaration of Distribution for Second Quarter 2024

FSK’s board of directors has declared a cash distribution for the second quarter of $0.70 per share, consisting of a base distribution of $0.64 per share and a supplemental distribution of $0.06 per share, which will be paid on or about July 2, 2024 to stockholders of record as of the close of business on June 12, 2024. FSK’s board of directors previously declared special distributions totaling $0.10 per share to be paid in two equal installments during 2024. The first $0.05 per share special distribution was paid on February 28, 2024 to stockholders of record as of February 14, 2024. The second $0.05 per share special distribution will be paid on or about May 29, 2024 to stockholders of record as of May 15, 2024.

Portfolio Highlights as of March 31, 2024

•	Total fair value of investments was $14.2 billion of which 65% was invested in senior secured securities.

•

Weighted average annual yield on accruing debt investments(5) was 12.5%, compared to 12.7% as of December 31, 2023. Excluding the impact of merger accounting, weighted average annual yield on accruing debt investments was 12.1%, compared to 12.2% as of December 31, 2023.

•

Weighted average annual yield on all debt investments(5) was 11.4%, compared to 11.2% as of December 31, 2023. Excluding the impact of merger accounting, weighted average annual yield on all debt investments was 10.9%, compared to 10.7% as of December 31, 2023.

•	Exposure to the top ten largest portfolio companies by fair value was 20%, compared to 19% as of December 31, 2023.

•

As of March 31, 2024, investments on non-accrual status represented 4.2% and 6.5% of the total investment portfolio at fair value and amortized cost, respectively, compared to 5.5% and 8.9% as of December 31, 2023.

Portfolio Data	As of March 31, 2024	As of December 31, 2023
Total fair value of investments	$14,221	$14,649
Asset Class (based on fair value)
Senior Secured Loans — First Lien	57.0%	58.2%
Senior Secured Loans — Second Lien	7.1%	7.5%
Other Senior Secured Debt	1.1%	0.7%
Subordinated Debt	2.3%	2.2%
Asset Based Finance	14.6%	14.2%
Credit Opportunities Partners JV, LLC	9.8%	9.5%
Equity/Other	8.1%	7.7%
Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	68.0%	66.0%
% Fixed Rate Debt Investments	7.5%	7.9%
% Other Income Producing Investments	16.0%	15.2%
% Non-Income Producing Investments(7)	4.3%	5.4%
% of Investments on Non-Accrual(6)	4.2%	5.5%

Leverage and Liquidity as of March 31, 2024

•

Net debt to equity ratio(3) of 109%, based on $8.0 billion in total debt outstanding, $242 million of cash and foreign currency and $329 million of net receivable for investments sold and repaid and stockholders’ equity of $6.8 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 5.35%.

•	Cash and foreign currency of $242 million and availability under the Company’s financing arrangements of $3.6 billion, subject to borrowing base and other limitations.

•	As of March 31, 2024, 65% of the Company’s $7,968 million of total debt outstanding was in unsecured debt and 35% in secured debt.

Conference Call Information

FSK will host a conference call at 9:00 a.m. (Eastern Time) on Thursday, May 9, 2024, to discuss its first quarter 2024 results. All interested parties are welcome to participate and can access the live conference call by registering using the following URL: https://register.vevent.com/register/BI8601374284864feab0b87119f13f1f4b. Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. Once registered, they will receive the dial-in numbers and their unique PIN number. When they dial in, they will input their PIN and be placed into the call. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSK’s website at www.fskkradvisor.com under Events.

A replay of the call will be available shortly after the end of the call by visiting the Investor Relations section of FSK’s website under Events or by using the following URL: https://edge.media-server.com/mmc/p/yic9kctw.

Supplemental Information

An investor presentation containing financial and operating information will be made available prior to the call in the Investor Relations section of FSK’s website at www.fskkradvisor.com under Earnings presentations.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to FSK and other business development companies.

FS Investments is a global alternative asset manager dedicated to delivering superior performance and innovative investment and capital solutions. The firm manages over $78 billion in assets for a wide range of clients, including institutional investors, financial professionals and individual investors. FS Investments provides access to a broad suite of alternative asset classes and strategies through its best-in-class investment teams and partners. With its diversified platform and flexible capital solutions, the firm is a valued partner to general partners, asset owners and portfolio companies. FS Investments is grounded in its high-performance culture and guided by its commitment to building value for its clients, investing in its colleagues and giving back to its communities. The firm has more than 500 employees across offices in the U.S., Europe and Asia and is headquartered in Philadelphia.

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, geo-political risks, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2024, which FSK filed with the U.S. Securities and Exchange Commission (the SEC) on May 8, 2024, as well as FSK’s other reports filed with the SEC. A copy of FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2024 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkradvisor.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its cash distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

Consolidated Statements of Operations

(in millions, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Investment income
From non-controlled/unaffiliated investments:
Interest income	$288	$305
Paid-in-kind interest income	17	23
Fee income	17	5
Dividend and other income	6	19
From non-controlled/affiliated investments:
Interest income	6	3
Paid-in-kind interest income	10	9
Fee income	—	—
Dividend and other income	4	—
From controlled/affiliated investments:
Interest income	21	19
Paid-in-kind interest income	8	10
Fee income	—	—
Dividend and other income	57	63

Total investment income	434	456

Operating expenses
Management fees	55	58
Subordinated income incentive fees	43	46
Administrative services expenses	3	3
Accounting and administrative fees	1	1
Interest expense	116	114
Other general and administrative expenses	4	5

Total operating expenses	222	227

Net investment income	212	229

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(225)	(58)
Non-controlled/affiliated investments	(10)	0
Controlled/affiliated investments	(8)	—
Net realized gain (loss) on foreign currency forward contracts	(0)	3
Net realized gain (loss) on foreign currency	(3)	1
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	172	5
Non-controlled/affiliated investments	20	16
Controlled/affiliated investments	(6)	10
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	8	(4)
Net change in unrealized gain (loss) on foreign currency	13	(3)

Total net realized and unrealized gain (loss)	(39)	(30)

Net increase (decrease) in net assets resulting from operations	$173	$199

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings (Losses) per Share)	$0.62	$0.71

Weighted average shares outstanding	280,066,433	280,919,460

Consolidated Balance Sheets

(in millions, except share and per share amounts)

	March 31, 2024 (Unaudited)	December 31, 2023
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$10,102 and $11,078, respectively)	$9,763	$10,568
Non-controlled/affiliated investments (amortized cost—$854 and $868, respectively)	752	745
Controlled/affiliated investments (amortized cost—$3,850 and $3,474, respectively)	3,706	3,336

Total investments, at fair value (amortized cost—$14,806 and $15,420, respectively)	$14,221	$14,649
Cash	234	223
Foreign currency, at fair value (cost—$8 and $8, respectively)	8	8
Receivable for investments sold and repaid	329	246
Income receivable	300	290
Unrealized appreciation on foreign currency forward contracts	19	13
Deferred financing costs	31	32
Prepaid expenses and other assets	10	8

Total assets	$15,152	$15,469
Liabilities
Payable for investments purchased	$0	$—
Debt (net of deferred financing costs and discount of $34 and $36, respectively)	7,934	8,187
Unrealized depreciation on foreign currency forward contracts	2	4
Stockholder distributions payable	196	196
Management fees payable	55	56
Subordinated income incentive fees payable	43	41
Administrative services expense payable	6	5
Interest payable	91	98
Other accrued expenses and liabilities	13	33

Total liabilities	$8,340	$8,620

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	$—	$—
Common stock, $0.001 par value, 750,000,000 shares authorized, 280,066,433 and 280,066,433 shares issued and outstanding, respectively	0	0
Capital in excess of par value	9,437	9,437
Retained earnings (accumulated deficit)	(2,625)	(2,588)

Total stockholders’ equity	$6,812	$6,849

Total liabilities and stockholders’ equity	$15,152	$15,469

Net asset value per share of common stock at period end	$24.32	$24.46

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSK uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSK’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSK’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	March 31, 2024	December 31, 2023
GAAP net investment income per share	$0.76	$0.71
Accretion resulting from merger accounting	($0.03)	($0.03)
Excise Taxes	—	$0.07
Adjusted net investment income per share(2)	$0.73	$0.75
GAAP Net realized and unrealized gain (loss) per share	($0.14)	($0.39)
Unrealized appreciation from merger accounting	$0.03	$0.03
Adjusted net realized and unrealized gain(2)	($0.11)	($0.36)

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.
2)

Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes (iii) the impact of accretion resulting from merger accounting; and (iv) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s normal course of business. FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. Adjusted net realized and unrealized gain is a non-GAAP financial measure. Adjusted net realized and unrealized gain is presented for all periods as GAAP realized and unrealized gains to exclude the impact of the merger accounting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income and GAAP net realized and unrealized gain to adjusted net realized and unrealized gain can be found above.

3)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.
4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.
5)

See FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2024 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

6)	Interest income is recorded on an accrual basis. See FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2024 for a description of FSK’s revenue recognition policy.
7)	Does not include investments on non-accrual status.